Exhibit 2.12

DATED 27 January 2005

(1)                                           NTL GROUP LIMITED

(2)                                           NTL (CHICHESTER) LIMITED

(3)                                           NTL DIGITAL VENTURES LIMITED

(4)                                           MACQUARIE UK BROADCAST LIMITED

 (5)                                        MACQUARIE UK BROADCAST HOLDINGS LIMITED

SECOND DEED OF VARIATION

TO THE MASTER AGREEMENT

relating to

NATIONAL TRANSCOMMUNICATIONS LIMITED

AND NTL DIGITAL LIMITED

SECOND DEED OF VARIATION TO MASTER AGREEMENT

THIS DEED is made on 27 January 2005

BETWEEN:

(1)                                          NTL GROUP LIMITED, incorporated in England and Wales with registered number 2591237 and whose registered office is at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9UP (“NGL”);

(2)                                          NTL (CHICHESTER) LIMITED, incorporated in England and Wales with registered number 3056817 and whose registered office is at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9UP (“NTL Chichester”);

(3)                                          NTL DIGITAL VENTURES LIMITED, incorporated in England and Wales with registered number 5223257 and whose registered office is at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9UP (“Digital Holdco”);

(4)                                          MACQUARIE UK BROADCAST LIMITED, incorporated in England and Wales, with registered number 5254048, whose registered office is at Level 30, Citypoint, 1 Ropemaker Street, London EC2Y 9HD (“Buyer”); and

(5)                                          MACQUARIE UK BROADCAST HOLDINGS LIMITED, incorporated in England and Wales, with registered number 5254001, whose registered office is at Level 30, Citypoint, 1 Ropemaker Street, London EC2Y 9HD (“Buyer Holdco”).

WHEREAS:

(A)                                        The parties to this Deed are party to a Master Agreement relating to National Transcommunications Limited and NTL Digital Limited dated 1 December 2004 as varied by a Deed of Variation dated 23 December 2004 (the “Master Agreement”).

(B)                                        The parties wish to vary the Master Agreement and wish to consent to amendments to the Designated Core Business Transfer Agreement relating to assets located outside the Republic of Ireland dated 30 November 2004 subject to and in accordance with this Deed.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED:

1.                                               DEFINITIONS AND INTERPRETATION

1.1                                        Definitions

In this Deed, unless the subject or context otherwise requires, words and phrases defined in the Master Agreement shall have the same meaning when used in this Deed.

1.2                                        Interpretation

The provisions of clause 1 of the Master Agreement shall apply to this Deed, mutatis mutandis.

2.                                               WAIVER AND VARIATION

The parties to this Deed hereby consent and agree to the following variations pursuant to clause 22.5 of the Master Agreement:

2.1                                        clause 3.3 of the Master Agreement shall be amended:

2.1.1                                                by deleting the words “00.01 hours on the Completion Date” and inserting the words “23:59 hours on the Completion Date” in substitution therefor; and

2.1.2                                                by deleting the words “on the basis that Completion is to occur on the same date as Principal Separation” and inserting the words “on the basis that Completion occurs two (2) Business Days after Principal Separation” in substitution therefor;

2.2                                        clause 16.1 of the Master Agreement shall be amended by deleting the words “or National Transcommunications” and adding as a new sentence at the end of such clause “The Buyer undertakes to procure that the name of NatTrans shall be changed to a name not including the words “NTL” or “National Transcommunications” (or any words which are similar or confusingly similar to any such words) no later than the expiry of NatTrans’ right to continue to use the name “National Transcommunications Limited” pursuant to the licence to do so which comprises one of the Separation Agreements”;

2.3                                        paragraph 1.10 of Part 1 of Schedule 3 to the Master Agreement shall be deleted;

2.4                                        Part II of Schedule 7 to the Master Agreement shall be amended by adding “Corporate Name and Domain Name Licence” as a new document numbered 31 under the heading “Core to Broadcast” in Part II thereof, which shall be in the form contained in Annexure 1 to this Deed, and which document shall, for the avoidance of doubt, be an Ancillary Agreement;

2.5                                        references in Part III of Schedule 10 to the Master Agreement to “Completion” and the “Completion Date” shall be deemed to be references to 23:59 hours on the Completion Date;

2.6                                        the words “or of any liabilities incurred or accrued or payments made by any member of the Broadcast Group (a) at the direction of the Buyer or any member of the Buyer Group (excluding the Target Group), (b) outside the ordinary course of trading or (c) which would not have been so incurred, accrued or made in the ordinary course of trading of the Broadcast Group as carried on immediately prior to Completion (and for the avoidance of doubt, the ordinary course of trading shall include the timing of placing orders with suppliers), in any case between the actual occurrence of Completion and 23:59 hours on the Completion Date” shall be inserted at the end of paragraph 1.11 of Part II of Schedule 10 of the Master Agreement;

2.7                                        the following wording shall be inserted as new final sentences in the “Accounting principles applied” relating to the caption “Accrued income” in paragraph 1.3 of Part III of Schedule 10 to the Master Agreement, namely “Rates rebates (net of commissions) to be received within 6 months of Completion in respect of properties shall be included in Accrued income whether or not actually received as at Completion except to the extent (i) such income has already been booked to the profit and loss account or (ii) where the recovery thereof is no longer assured.”;

2.8                                        the following wording shall be inserted as a new final sentence in the “Accounting principles applied” relating to the caption “Buyer Separation Costs” in paragraph 1.3 of Part III of Schedule 10 to the Master Agreement, namely “Costs (a) of up to £53,000 (plus VAT) in respect of the physical separation of the card access security systems of the Core Group and the Broadcast Group as approved by an email exchange between Andrew McAleavey and Peter Harbison on 14 January 2005; (b) of up to £39,000 (plus VAT) of dilapidation costs in respect of the property known as “Andover Stores” as approved by an email exchange between Andrew McAleavey and Peter Harbison on 10 and 14 January 2005; and (c) as may otherwise be expressly agreed in writing between the Buyer and NGL to be treated as Buyer Separation Costs, shall in each case, to the extent paid, payable or incurred by members of the Broadcast Group, be included as Buyer Separation Costs.”;

2.9                                        paragraph 5.7 of Schedule 2 to the Designated Core Business Transfer Agreement relating to assets located outside the Republic of Ireland dated 30 November 2004 may be amended by the addition of the words “or, in respect of the buildings known as 230, 240, 260 and 270 Bartley Wood Business Park, Hook, Hampshire which are Designated Core Leasehold Properties, at the written request of NNNL given at any time after Completion”  immediately after the words “within 12 (twelve) calendar months of Completion”; and

2.10                                 NGL agrees to procure that, on the Completion Date, Digital shall have in its possession or control a sum equal to all payments received from SDN Limited after the date of the Agreement by way of repayment of all or any indebtedness from SDN Limited to Digital, less any amounts expended pursuant to any liability of any member of the Digital Group arising pursuant to an agreement entered into (a) prior to 1 December 2004 or (b) thereafter in accordance with clause 5.6 of the Master Agreement, and provided that since 1 December 2004 (i) no repayment has been and no repayment shall be made of any indebtedness and (ii) no other payment has been and no other payment shall be made in either case to any member of the ntl Group (other than another Digital Group Company) and NGL confirms that no such payments as are refereed to in (i) and (ii) above have been made since 1 December 2004.

3.                                               GENERAL PROVISIONS

The provisions of clauses 21 (Applicable Law and Jurisdiction) and 22 (General) of the Master Agreement shall apply, mutatis mutandis, to this Deed.

IN WITNESS WHEREOF this Deed has been executed and delivered the day and year first before written.

EXECUTED by	)
NTL GROUP LIMITED	)	/s/ RM Mackenzie
acting by:	)	/s/ RC Gale

EXECUTED by	)
NTL (CHICHESTER) LIMITED	)	/s/ RM Mackenzie
acting by:	)	/s/ RC Gale

EXECUTED by	)
NTL DIGITAL	)
VENTURES LIMITED	)	/s/ RM Mackenzie
acting by:	)	/s/ RC Gale

EXECUTED by	)
MACQUARIE UK BROADCAST	)
LIMITED	)	/s/ A Campbell
acting by:	)	/s/ P Antolik

EXECUTED by	)
MACQUARIE UK BROADCAST	)
HOLDINGS LIMITED	)	/s/ A Campbell
acting by:	)	/s/ P Antolik